Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Higher Revenue and Earnings
FedEx Ground Margin Improves to 17.9%
FedEx Express Announces 2012 Rate Increase
MEMPHIS, Tenn., September 22, 2011 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.46 per diluted share for the first quarter ended August 31, compared to $1.20 per diluted share a year ago, a year-over-year increase of 22%.
“Revenue and earnings increased significantly in the quarter due to strong FedEx Ground performance, improved FedEx Freight results and the continued success of the company’s yield management actions,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “While the economic environment is challenging, we remain confident FedEx will improve earnings, margins and cash flows this fiscal year.”
First Quarter Results
FedEx Corp. reported the following consolidated results for the first quarter:
•	Revenue of $10.52 billion, up 11% from $9.46 billion the previous year

•	Operating income of $737 million, up 17% from $628 million last year

•	Operating margin of 7.0%, up from 6.6% the previous year

•	Net income of $464 million, up 22% from last year’s $380 million
During the quarter, improved FedEx Ground and FedEx Freight results offset the effect of slowing global economic growth, which especially impacted volume levels and drove lower productivity at FedEx Express. Results also reflect wage increases, higher funding of incentive compensation programs and the reinstatement of full 401(k) company-matching contributions.
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Outlook
FedEx projects earnings to be $1.40 to $1.60 per diluted share in the second quarter and $6.25 to $6.75 per diluted share for fiscal 2012, compared to the company’s previous full year forecast of $6.35 to $6.85 per diluted share. This guidance assumes the current market outlook for fuel prices and moderate growth in the global economy. The company reported earnings of $0.89 per diluted share in last year’s second quarter, which included charges of $0.27 per diluted share. The capital spending forecast for fiscal 2012 remains $4.2 billion.
“The U.S. and global economy grew at a slower rate than we anticipated during the quarter,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “While FedEx Ground and FedEx Freight achieved improved operating results despite lower than expected growth, the more rapid decline in demand for FedEx Express services, particularly from Asia, outpaced our ability to reduce operating costs. We have slightly reduced our earnings forecast to reflect current business conditions and are aggressively working to adjust our cost structure to match demand levels.”
The company plans to begin acquiring FedEx common shares. A total of 5.7 million shares may be repurchased under existing share repurchase authorizations. The repurchases will be subject to market conditions and will be made from time to time either in the open market or through private transactions in accordance with the requirements of the Securities and Exchange Commission. The company’s repurchase program may be suspended, discontinued or resumed at any time.
2012 Rate Increases
FedEx Express will increase shipping rates by a net average of 3.9% for U.S. domestic, U.S. export and U.S. import services effective January 2, 2012. The full average rate increase of 5.9% will be partially offset by adjusting the fuel price threshold at which the fuel surcharge begins, reducing the fuel surcharge by two percentage points. The FedEx Ground and FedEx SmartPost pricing changes for 2012 will be announced later this year. FedEx Freight implemented a 6.75% general rate increase on September 6, 2011.
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FedEx Express Segment
For the first quarter, the FedEx Express segment reported:
•	Revenue of $6.59 billion, up 12% from last year’s $5.91 billion

•	Operating income of $288 million, down 19% from $357 million a year ago

•	Operating margin of 4.4%, down from 6.0% the previous year
U.S. domestic revenue per package grew 13% due to higher fuel surcharges, yield management actions and increased weight per package, while average daily package volume declined 3%. FedEx International Priority® (IP) revenue per package grew 16% due to higher fuel surcharges, the favorable impact of exchange rates, yield management actions and increased weight per package. IP average daily package volume decreased 4% driven by declines from Asia. IP freight pounds increased 3% with revenue per pound up 7% due to higher fuel surcharges and the favorable impact of exchange rates. In total, IP package and freight pounds increased 2% and revenue increased 11% year-over-year.
Operating income and margin decreased as package volume declines accelerated during the quarter due to slowing global economic growth. The package volume declines were more pronounced in certain premium services. Expense reductions related to volume also accelerated during the quarter but only partially offset increases in wages, incentive compensation programs, benefits and fixed costs.
FedEx Ground Segment
For the first quarter, the FedEx Ground segment reported:
•	Revenue of $2.28 billion, up 16% from last year’s $1.96 billion

•	Operating income of $407 million, up 42% from $287 million a year ago

•	Operating margin of 17.9%, up from 14.6% the previous year
FedEx Ground average daily package volume grew 5% in the first quarter driven by increases in the business-to-business market as well as the FedEx Home Delivery service. Revenue per package increased 9% primarily due to higher fuel surcharges and yield management actions. FedEx SmartPost average daily volume increased 29% due to growth in e-commerce and gains in market share. FedEx SmartPost revenue per package increased 5% primarily due to increased fuel surcharges.
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Operating income and margin increased primarily due to higher package yield and increased volume.
FedEx Freight Segment
For the first quarter, the FedEx Freight segment reported:
•	Revenue of $1.33 billion, up 6% from last year’s $1.26 billion

•	Operating income of $42 million, compared with an operating loss of $16 million a year ago

•	Operating margin of 3.2%, up from (1.3%) the previous year
Less-than-truckload (LTL) yield increased 11% primarily due to higher LTL fuel surcharges and ongoing yield management actions. LTL average daily shipments decreased 7% as a result of the yield management actions.
Operating income in the quarter was driven by strong yield growth and efficiencies resulting from the January 30, 2011 combination of the FedEx Freight and FedEx National LTL operations.
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $40 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter fiscal 2012 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 22 are available on the company’s Web site at investors.fedex.com. A replay of the conference call Webcast will be posted on our Web site following the call.
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Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com
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FEDEX CORP. FINANCIAL HIGHLIGHTS
First Quarter Fiscal 2012
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended
	August 31
	2011	2010	%
Revenue:
FedEx Express segment	$6,592	$5,912	12%
FedEx Ground segment	2,278	1,961	16%
FedEx Freight segment	1,328	1,258	6%
FedEx Services segment	411	415	(1%)
Other & eliminations	(88)	(89)	(1%)

Total Revenue	10,521	9,457	11%

Operating Expenses:
Salaries and employee benefits	4,004	3,803	5%
Purchased transportation	1,518	1,327	14%
Rentals and landing fees	620	601	3%
Depreciation and amortization	509	479	6%
Fuel	1,244	887	40%
Maintenance and repairs	551	517	7%
Other	1,338	1,215	10%

Total Operating Expenses	9,784	8,829	11%

Operating Income (Loss):
FedEx Express segment	288	357	(19%)
FedEx Ground segment	407	287	42%
FedEx Freight segment	42	(16)	NM

Total Operating Income	737	628	17%

Other Income (Expense):
Interest, net	(11)	(18)	(39%)
Other, net	(2)	(7)	(71%)

Total Other Income (Expense)	(13)	(25)	(48%)

Income Before Income Taxes	724	603	20%

Provision for Income Taxes	260	223	17%

Net Income	$464	$380	22%

Diluted Earnings Per Share	$1.46	$1.20	22%

Weighted Average Common and Common Equivalent Shares	318	315	1%

Capital Expenditures	$1,110	$1,012	10%

Average Full-Time Equivalents (in thousands)	259	252	3%

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
First Quarter Fiscal 2012
(In millions)

	August 31, 2011
	(Unaudited)	May 31, 2011
ASSETS

Current Assets
Cash and cash equivalents	$1,959	$2,328
Receivables, less allowances	4,624	4,581
Spare parts, supplies and fuel, less allowances	418	437
Deferred income taxes	610	610
Prepaid expenses and other	352	329

Total current assets	7,963	8,285

Property and Equipment, at Cost	34,224	33,686
Less accumulated depreciation and amortization	18,404	18,143

Net property and equipment	15,820	15,543

Other Long-Term Assets
Goodwill	2,435	2,326
Other assets	1,620	1,231

Total other long-term assets	4,055	3,557

	$27,838	$27,385

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$301	$18
Accrued salaries and employee benefits	1,245	1,268
Accounts payable	1,563	1,702
Accrued expenses	1,872	1,894

Total current liabilities	4,981	4,882

Long-Term Debt, Less Current Portion	1,367	1,667

Other Long-Term Liabilities
Deferred income taxes	1,441	1,336
Pension, postretirement healthcare and other benefit obligations	2,123	2,124
Self-insurance accruals	964	977
Deferred lease obligations	824	779
Deferred gains, principally related to aircraft transactions	240	246
Other liabilities	184	154

Total other long-term liabilities	5,776	5,616

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,547	2,484
Retained earnings	15,648	15,266
Accumulated other comprehensive loss	(2,501)	(2,550)
Treasury stock, at cost	(12)	(12)

Total common stockholders’ investment	15,714	15,220

	$27,838	$27,385

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
First Quarter Fiscal 2012
(In millions)
(Unaudited)

	Three Months Ended
	August 31
	2011	2010

Operating Activities:
Net income	$464	$380
Noncash charges:
Depreciation and amortization	509	479
Other, net	211	98
Changes in operating assets and liabilities, net	(324)	(161)

Net cash provided by operating activities	860	796

Investing Activities:
Capital expenditures	(1,110)	(1,012)
Business acquisitions, net of cash acquired	(111)	—
Proceeds from asset dispositions and other	5	3

Net cash used in investing activities	(1,216)	(1,009)

Financing Activities:
Principal payments on debt	(17)	(12)
Dividends paid	(41)	(38)
Other, net	32	9

Net cash used in financing activities	(26)	(41)

Effect of exchange rate changes on cash	13	11

Net decrease in cash and cash equivalents	(369)	(243)

Cash and cash equivalents at beginning of period	2,328	1,952

Cash and cash equivalents at end of period	$1,959	$1,709

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
First Quarter Fiscal 2012
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31
	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$6,592	$5,912	12%

Operating Expenses:
Salaries and employee benefits	2,413	2,258	7%
Purchased transportation	449	369	22%
Rentals and landing fees	423	403	5%
Depreciation and amortization	282	255	11%
Fuel	1,077	754	43%
Maintenance and repairs	380	352	8%
Intercompany charges	548	513	7%
Other	732	651	12%

Total Operating Expenses	6,304	5,555	13%

Operating Income	$288	$357	(19%)

Operating Margin	4.4%	6.0%	(1.6	pts)

OPERATING STATISTICS

Operating Weekdays	65	65	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,134	1,168	(3%)
U.S. Overnight Envelope	596	624	(4%)
U.S. Deferred	829	846	(2%)

Total U.S. Domestic Package	2,559	2,638	(3%)
International Priority	543	566	(4%)
International Domestic[1]	445	323	38%

Total Average Daily Packages	3,547	3,527	1%

Average Daily Freight Pounds (000s):
U.S.	6,969	6,908	1%
International Priority	3,132	3,027	3%
International Airfreight	1,165	1,240	(6%)

Total Avg Daily Freight Pounds	11,266	11,175	1%

YIELD
Revenue Per Package:
U.S. Overnight Box	$22.24	$19.65	13%
U.S. Overnight Envelope	11.64	10.64	9%
U.S. Deferred	13.57	12.01	13%

Total U.S. Domestic Package	16.97	15.07	13%
International Priority	62.30	53.70	16%
International Domestic[1]	7.16	7.04	2%

Composite Package Yield	$22.67	$20.52	10%

Revenue Per Freight Pound:
U.S.	$1.31	$1.16	13%
International Priority	2.21	2.06	7%
International Airfreight	1.02	0.87	17%

Composite Freight Yield	$1.53	$1.38	11%

Average Full-Time Equivalents (000s)	136	132	3%

1 —	International Domestic includes the operations of a February 2011 business acquisition in India and a July 2011 business acquisition in Mexico.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
First Quarter Fiscal 2012
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31
	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,116	$1,839	15%
FedEx SmartPost	162	122	33%

Total Revenues	2,278	1,961	16%

Operating Expenses:
Salaries and employee benefits	351	307	14%
Purchased transportation	886	782	13%
Rentals	66	62	6%
Depreciation and amortization	93	82	13%
Fuel	2	1	NM
Maintenance and repairs	44	44	—
Intercompany charges	241	221	9%
Other	188	175	7%

Total Operating Expenses	1,871	1,674	12%

Operating Income	$407	$287	42%

Operating Margin	17.9%	14.6%	3.3	pts

OPERATING STATISTICS

Operating Weekdays	65	65	—

Average Daily Package Volume (000s)
FedEx Ground	3,722	3,534	5%
FedEx SmartPost	1,415	1,100	29%

Yield (Revenue Per Package)
FedEx Ground	$8.73	$7.99	9%
FedEx SmartPost	$1.76	$1.68	5%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
First Quarter Fiscal 2012
(Dollars in millions)
(Unaudited)

	Three Months Ended
	August 31
	2011	2010	%
FINANCIAL HIGHLIGHTS

Revenue	$1,328	$1,258	6%

Operating Expenses:
Salaries and employee benefits	578	600	(4%)
Purchased transportation	207	204	1%
Rentals	28	34	(18%)
Depreciation and amortization	44	48	(8%)
Fuel	165	131	26%
Maintenance and repairs	50	46	9%
Intercompany charges	109	109	—
Other	105	102	3%

Total Operating Expenses	1,286	1,274	1%

Operating Income (Loss)	$42	$(16)	NM

Operating Margin	3.2%	(1.3%)	4.5	pts

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—

LTL Shipments Per Day (000s)	85.0	91.8	(7%)
Weight Per LTL Shipment (lbs)	1,157	1,134	2%
LTL Revenue/CWT	$19.29	$17.32	11%